EXHIBIT 10.15



                         COMPUTER SCIENCES CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                  ARTICLE I

                                   Purpose
                                   -------

     The purpose of this Supplemental Executive Retirement Plan ("Supplemental Plan") is to provide retirement benefits to designated officers and key executives of Computer Sciences Corporation (the "Company") in addition to retirement benefits that may be payable under the Computer Sciences Corporation Employee Pension Plan, and in addition to any other retirement plan (other than the social security system to the extent provided herein) under which benefits may be payable with respect to such person.

     It is intended that this Supplemental Plan be a plan "for a select group of management or highly compensated employees" as set forth in Section 201(2) of the Employee Retirement Income Security Act of 1974.

     Subject to Article X hereof, benefits under this Supplemental Plan shall be payable solely from the general assets of the Company and no Participant or other person shall be entitled to look to any source for payment of such benefits other than the general assets of the Company.


                                  ARTICLE II

                        Effective Date/Restatement Date
                        -------------------------------

     The Supplemental Plan was effective as of September 1, 1985. It is hereby amended and restated effective February 2, 1998.


                                 ARTICLE III

                                 Participants
                                 ------------

     No person shall be a Participant in this Supplemental Plan unless (a) such individual is specifically designated as such in a written instrument executed by the Chief Executive Officer of the Company (the "Chief Executive Officer"), and (b) such individual has consented to be governed by the terms of this Supplemental Plan by execution of a written instrument in form satisfactory to the Company.

     A person shall cease to be a Participant in this Supplemental Plan in the event of (a) a Plan amendment having such effect, or (b) the occurrence of an event described in this Supplemental Plan which terminates such participation, or (c) prior to a Change in Control (as hereinafter defined), the Chief

Executive Officer notifies such person, in writing, of the discontinuance of such person's participation pursuant to Article XVIII of this Supplemental Plan. In determining whether any person shall commence or cease to be a Participant herein, the Chief Executive Officer, acting in such capacity, shall have complete and unfettered discretion.


                                  ARTICLE IV

                              Retirement Benefits
                              -------------------

     The amount of retirement benefit payable to each Participant upon Separation from Service (as defined in paragraph (d) below) shall be as determined in this Article IV.

     (a) A Participant who is entitled to receive a benefit under the Computer Sciences Corporation Employee Pension Plan ("Pension Plan"), shall be entitled to receive his Excess Benefit under this Supplemental Plan. The Excess Benefit is the additional monthly amount which the Participant would otherwise be entitled to receive under the Pension Plan as if the Participant had elected the normal form of life annuity payment option under the Pension Plan except for the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code, as amended. In addition to the benefit described in this paragraph (a), a benefit as described in paragraph (b) following shall be payable to the Participant.

     (b) Each Participant, upon Separation from Service on or after attainment of age sixty-two (62) (the "Retirement Date"), shall receive an amount as determined under this paragraph (b) which is payable monthly in the form of a life annuity. The amount payable shall be equal to one-twelfth (1/12) of fifty percent (50%) of the Participant's Average Base Salary Rate (as defined in paragraph (d) below) reduced by the amount determined under paragraph (c) below and, as applicable, paragraph (e) below.

     (c) The amount determined under this paragraph (c) shall generally be equal to the primary social security benefit paid or payable to the Participant at the time benefits commence under this Supplemental Plan, whether or not the Participant is denied social security benefits because of other income or voluntarily forgoes social security income. However, where a Participant commences to receive benefits under this Supplemental Plan prior to attaining the minimum age (the "Minimum Social Security Age") at which he will be entitled to commence receiving social security benefits (currently age sixty-five (65)), his benefits under this Plan shall be reduced by the amount of social security benefits it is estimated he would be entitled to receive monthly. The estimated social security benefit will be calculated based on the Participant's compensation through his Separation from Service date as though he were the Minimum Social Security Age on such date, and in accordance with social security rules in effect at the time of his Separation from Service.

     (d) The term "Base Salary Rate" means the annual salary rate of a Participant exclusive of overtime, bonus, incentive or any other type of special compensation. The term "Average Base Salary Rate" means the average of the highest three (3) of the last five (5) Base Salary Rates of a Participant which are the Base Salary Rates in effect on his Retirement Date and on the same day and month for each of the four (4) years (or the period of Continuous Service if fewer than four (4) years) immediately preceding the Retirement Date.

     Unless otherwise determined in writing with respect to a Participant by the Chief Executive Officer, the term "Continuous Service" means the period of service without interruption of a person commencing as of the date of hire of such person by the Company or an Affiliate and ending on the date of separation from service for any reason from the Company and all Affiliates ("Separation from Service"). The term "Affiliate" means a corporation or other entity of which fifty-one percent (51%) or more of the capital stock or capital or profits interest (in the case of a noncorporate entity) is directly or indirectly owned by the Company. A medical leave of absence not exceeding twelve (12) months authorized by a Company written policy or any other leave of absence authorized by a Company written policy or approved in writing by the Chief Executive Officer shall not be deemed an interruption in Continuous Service or a Separation from Service.

     In the event the Company acquires a corporation or other entity ("Acquisition"), and any employee of the Acquisition, by written determination of the Chief Executive Officer of the Company, becomes a Participant in the Supplemental Plan, such Participant's period of Continuous Service shall commence no sooner than the date the Acquisition becomes an Affiliate of the Company unless the Company's Chief Executive Officer otherwise determines and so confirms in writing.

     (e)  If upon Separation from Service on or after attaining age sixty-two
(62), or upon the granting of a special early separation benefit pursuant to paragraph (b) of Article V, a Participant has fewer than twelve (12) years of Continuous Service, the benefit otherwise payable under this Supplemental Plan shall be proportionately reduced, except for the benefit payable under paragraph (a) of this Article IV which shall not be reduced. By way of example, if a Participant otherwise entitled to benefits hereunder commencing at age sixty-two (62) has completed only ten (10) years of Continuous Service upon attainment of age sixty-two (62), such Participant's benefit shall be 10/12, or 83.33%, of the benefit otherwise payable hereunder.

     Unless expressly determined to the contrary in writing by the Chief Executive Officer, no period of service completed by a person after attainment of age sixty-five (65) and no adjustment to any person's Base Salary Rate which occurs after attainment of age sixty-five (65) shall be taken into account in computing benefits hereunder.

                                  ARTICLE V

                          Eligibility for Benefits
                          ------------------------

     (a) Participants shall become eligible to commence receiving retirement benefits under this Supplemental Plan after Separation from Service on or after attaining age sixty-two (62) and such benefits shall be calculated in accordance with the provisions of Article IV. Except as otherwise provided in paragraph (a) of Article IV and in Articles VII, IX and X, no Participant in this Supplemental Plan shall have any vested interest in or right to receive a benefit hereunder until attainment of the age of sixty-two (62). Unless otherwise determined in writing by the Chief Executive Officer, any interruption in the Continuous Service of a Participant herein prior to the attainment of age sixty-two (62) shall terminate the participation in this Supplemental Plan of such Participant, and no benefit shall be payable to or with respect to such Participant.

     (b) In the sole and unfettered discretion of the Chief Executive Officer, a Participant whose Separation from Service occurs prior to attainment of age sixty-two (62) may qualify for a special early separation benefit, payable monthly as calculated in accordance with the provisions of
Article IV, except as follows:

          (i) For purposes of determining the Participant's Base Salary Rate, the Average Base Salary Rate and the number of years of Continuous Service completed by the Participant, the Participant's date of Separation from Service shall apply instead of the date of the Participant's attainment of age sixty-two (62); and

          (ii) For each twelve (12) month period by which the date of commencement of the Participant's benefit precedes the Participant's sixty-second (62nd) birthday, the benefit otherwise payable shall be reduced by five percent (5%), except for the benefit payable under paragraph (a) of Article IV which shall not be reduced. Proportionate fractional reduction shall be used for periods of fewer than twelve (12) months.


                                  ARTICLE VI

                          Form of Benefit Payments
                          ------------------------

     (a) Except as provided in Article VII, benefits payable based on the calculations in Article IV of this Supplemental Plan shall be paid monthly for the life-time of the Participant (unless an optional form is selected under paragraphs (b) or (c) of this Article VI). Upon the death of the Participant, benefits shall continue to be paid to the Participant's spouse for the lifetime of such spouse at the rate of fifty percent (50%) of Participant's benefit, provided certain conditions are met. The conditions of such Spousal Benefit are (1) that the spouse shall be married to the Participant as of the date of the Participant's Separation from Service and (2) the spouse shall be no more than five years younger than the Participant. In the event the spouse is more than five years younger than the Participant, the Participant may elect to receive benefit payments in the form of a joint and survivor option as described in paragraph (c) following.

     (b) Any Participant, who before September 1, 1993 has commenced to receive benefits and has not made a written election to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, shall be entitled to one hundred twenty (120) monthly benefit payments in the amount specified in paragraph (b) of Article IV preceding and a life annuity of the Excess Benefit as defined in paragraph (a) of Article IV preceding. If a Participant, who before September 1, 1993, has commenced to receive benefits and has not made a written election to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, dies after Separation from Service and before receiving one hundred and twenty (120) monthly benefit payments, the remainder of the one hundred and twenty (120) monthly benefit payments shall be made to the Participant's designated beneficiary or, if no such beneficiary is then living or no such beneficiary can be located, to the Participant's estate. In the event a Participant has made a written election, prior to September 1, 1993, to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, no benefit shall be payable under this paragraph (b), except that any Excess Benefit under the Pension Plan, as provided in paragraph (a) of Article IV, shall be payable at the rate of fifty percent (50%) thereof to the Participant's spouse.

     (c) In the event that the Participant's spouse is more than five years younger than Participant, at any time prior to the later of September 1, 1993 or the commencement of benefits under this Supplemental Plan, a Participant may, in lieu of receiving benefits in the form described in paragraph (a) of this Article VI, elect to receive benefit payments under this Supplemental Plan in the form of a joint and survivor option providing monthly benefits for the lifetime of the Participant with a stipulated percentage of such amount continued after the Participant's death to the spouse to whom the Participant is married as of the date of the Participant's Separation from Service, for the lifetime of such spouse. The amount of monthly payments available under this option shall be determined by reference to factors such as the Participant's life expectancy, the life expectancy of the Participant's spouse, prior benefits received under the Supplemental Plan, and the percentage of the Participant's monthly benefit which is continued after the Participant's death to the Participant's spouse, so that the value of the joint and survivor option is the actuarial equivalent of the benefits otherwise payable under paragraph (a) (or paragraph (b) if the Participant has elected coverage under paragraph (b) preceding) of this Article VI inclusive of the Participant and the spousal fifty percent (50%) survivor benefits, which shall be calculated assuming the Participant's spouse was exactly five years younger than Participant. In determining the monthly amount payable under the joint and survivor option with respect to any Participant, the

Company may rely upon such information as it, in its sole discretion, deems reliable, including but not limited to, the opinion of an enrolled actuary or annuity purchase rates quoted by an insurance company licensed to conduct an insurance business in the State of California. The election of a joint and survivor option is irrevocable after benefit payments have commenced, and the monthly amount payable during the lifetime of the Participant shall in no event be adjusted by reason of the death of the Participant's spouse prior to the death of the Participant, or by reason of the dissolution of the marriage between the Participant and such spouse, or for any other reason.


                                  ARTICLE VII

                         Pre-retirement Death Benefits
                         -----------------------------

     In the event of the death of a Participant hereunder during a period of Continuous Service and participation in this Supplemental Plan, the beneficiary or the spouse of the Participant shall be entitled to benefits as provided below in paragraphs (a) and (b):

     (a) Participant's spouse shall be entitled to a fifty percent (50%) or the actuarial equivalent spousal benefit (as determined pursuant to Article VI, paragraphs (a) or (c), as applicable), attributable to Participant's Excess Benefit under the Pension Plan provided the Participant is entitled to receive a benefit under the Pension Plan.

     (b) At the written election of the Participant, either a benefit under paragraph (i) below or a benefit under paragraph (ii) below shall be paid by the Company. Such election shall be signed by the Participant and notarized and, if the Participant is married at the time of election, the election must also be signed by the Participant's spouse and notarized. The latest election on file in the Company's records shall be controlling.

          (i) A lump sum death benefit shall be payable by the Company to the Participant's designated beneficiary or, if no such beneficiary is then living or no such beneficiary can be located, to the Participant's estate. The amount of such death benefit shall be two (2) times the Participant's Base Salary Rate in effect on the date of the Participant's death. On the written request of a beneficiary but subject to the approval in writing of the Chief Executive Officer, the amount payable under this paragraph (b)(i) may be paid to a beneficiary in monthly or other installments over a period not exceeding one hundred and twenty (120) months.

          (ii) Participant's spouse shall receive a spousal fifty percent (50%) or the actuarial equivalent spousal benefit (as determined pursuant to Article Vl, paragraphs (a) or (c), as applicable), as provided for in paragraph (a) preceding and in Article IV and Article VI. In the event a Participant is not married at the time of Participant's death and the Participant has elected the fifty percent (50%) spousal benefit, a lump sum death benefit shall be payable in accordance with paragraph (b)(i) preceding.

     No benefits shall be payable under this Article VII if the Participant's death occurs as a result of an act of suicide within twenty-five (25) months after commencement of participation in this Supplemental Plan.


                                 ARTICLE VIII

                           No Disability Benefits
                           ----------------------

     No disability benefit is payable under this Supplemental Plan.


                                  ARTICLE IX

             Right to Amend, Modify, Suspend or Terminate Plan
             -------------------------------------------------

     By action of the Company's Board of Directors, the Company may amend, modify, suspend or terminate this Supplemental Plan without further liability to any employee or former employee or any other person. Notwithstanding the preceding sentence:

     (a) this Supplemental Plan may not be amended, modified, suspended or terminated as to a Participant whose Separation from Service has occurred and who is entitled to receive or has commenced to receive benefits under this Supplemental Plan, without the express written consent of such Participant or, if deceased, such Participant's designated beneficiary or, if no beneficiary is then living or if no beneficiary can be located, such Participant's legal representative; and

     (b) following a Change in Control (as defined in Article X), this Supplemental Plan may not be amended, modified, suspended or terminated as to any Participant who was a Participant prior to such Change in Control, without the express written consent of such Participant.

                                  ARTICLE X

                              Change in Control
                              -----------------

     The term "Change in Control" means, after the effective date of this Supplemental Plan, (a) the acquisition by any person, entity or group (as defined in Section 13(d)3 of the Securities Exchange Act of 1934, as amended) as beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company, (b) a change during any period of two (2) consecutive years of a majority of the Board of Directors as constituted as of the beginning of such period, unless the election of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the directors then in office who were directors at the beginning of such period, (c) a sale of substantially all of the property and assets of the Company, (d) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, (e) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination, or (f) any other event constituting a change in control of the Company for purposes of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934.

     In the event a Participant who was a Participant as of the date of a Change in Control either (a) has an involuntary Separation from Service for any reason (which, for purposes of this Article X, shall include a voluntary Separation from Service for Good Reason, as hereinafter defined) within thirty-six full calendar months following such Change in Control, or (b) has a voluntary Separation from Service for any reason other than Good Reason (including the death of the Participant) more than twelve (12) full calendar months after, but within thirty-six (36) full calendar months following, such Change in Control, such Participant shall be entitled to receive immediately upon such Separation from Service benefits hereunder in accordance with Articles IV, Vl and Vll, as applicable, without regard to approval by the Chief Executive Officer or any other person(s). Such benefits shall be calculated as if, on the date of such Separation from Service, the Participant
(i) had completed a number of years of Continuous Service equal to the greater of twelve (12) or the actual number of years of his or her Continuous Service, and (ii) had attained an age equal to the greater of sixty-two (62) or his or her actual age.

     For purposes of this Supplemental Plan, a Participant's voluntary Separation from Service shall be deemed to be for "Good Reason" if it occurs within six months of any of the following without the Participant's express written consent:

     (a) a substantial change in the nature, or diminution in the status, of the Participant's duties or position from those in effect immediately prior to the Change in Control;

     (b) a reduction by the Company in the Participant's annual base salary as in effect on the date of a Change in Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change in Control;

     (c) a reduction by the Company in the overall value of benefits provided to the Participant, as in effect on the date of a Change in Control or as in effect thereafter if such benefits have been increased and such increase was approved prior to the Change in Control (as used herein, "benefits" shall include all profit sharing, retirement, pension, health, medical, dental, disability, insurance, automobile, and similar benefits);

     (d) a failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change in Control, or a reduction in the Participant's participation in any such plan, unless the Participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

     (e) a failure to provide the Participant the same number of paid vacation days per year available to him prior to the Change in Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the Participant immediately prior to the Change in Control;

     (f) relocation of the Participant's principal place of employment to any place more than 35 miles from the Participant's previous principal place of employment;

     (g) any material breach by the Company of any stock option or restricted stock agreement; or

     (h) conduct by the Company, against the Participant's volition, that would cause the Participant to commit fraudulent acts or would expose the Participant to criminal liability;

provided that for purposes of clauses (b) through (e) above, "Good Reason"
--------
shall not exist (A) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change in Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change in Control, or (B) if the reduction in aggregate value is due to reduced performance by the Company, the business unit of the Company for which the Participant is responsible, or the Participant, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change in Control.

     Not later than the occurrence of a Change in Control, the Company shall cause to be transferred to a grantor trust described in Section 671 of the Internal Revenue Code, assets equal in value to all accrued obligations under this Supplemental Plan as of one day following a Change in Control, in respect of both active employees of the Company and retirees as of that date. Such trust by its terms shall, among other things, be irrevocable. The value of liabilities and assets transferred to the trust shall be determined by one or more nationally recognized firms qualified to provide actuarial services as described in Section 4 of the Computer Sciences Corporation Severance Plan for Senior Management and Key Employees. The establishment and funding of such trust shall not affect the obligation of the Company to provide supplemental pension payments under the terms of this Supplemental Plan to the extent such benefits are not paid from the trust.


                                  ARTICLE XI

                                 No Assignment
                                 -------------

     Benefits under this Supplemental Plan may not be assigned or alienated and shall not be subject to the claims of any creditor.


                                  ARTICLE XII

                                 Administration
                                 --------------

     This Supplemental Plan shall be administered by the Chief Executive Officer or by such other person or persons to whom the Chief Executive Officer may delegate functions hereunder. With respect to all matters pertaining to this Supplemental Plan, the determination of the Chief Executive Officer or his designated delegate shall be conclusive and binding. The Chief Executive Officer shall be eligible to participate in this Supplemental Plan in the same manner as any other employee; provided, however, that the designation of the Chief Executive Officer as a Participant and any other action provided herein with respect to the Chief Executive Officer's participation shall be taken by the Compensation Committee of the Board of Directors of the Company.


                                 ARTICLE XIII

                                   Release
                                   -------

     In connection with any benefit or benefit payment under this Supplemental Plan, or the designation of any beneficiary or any election or other action taken or to be taken under the Supplemental Plan by any Participant or any other person, the Company, acting through its Chief Executive Officer or his delegate, may require such consents or releases as are reasonable under the circumstances, and further may require any such designation, election or other action to be in writing and in form reasonably satisfactory to the Chief Executive Officer or his delegate.


                                  ARTICLE XIV

                                   No Waiver
                                   ---------

     The failure of the Company, the Chief Executive Officer or any other person acting on behalf thereof to demand a Participant or other person claiming rights with respect to a Participant to perform any act which such person is or may be required to perform hereunder shall not constitute a waiver of such requirement or a waiver of the right to require such act. The exercise of or failure to exercise any discretion reserved to the Company, its Chief Executive Officer or his delegate, to grant or deny any benefit to any Participant or other person under this Supplemental Plan shall in no way require the Company, its Chief Executive Officer or his delegate to similarly exercise or fail to exercise such discretion with respect to any other Participant.


                                  ARTICLE XV

                                  No Contract
                                  -----------

     This Supplemental Plan is strictly a voluntary undertaking on the part of the Company and, except with respect to the obligations of the Company upon and following a Change in Control, which shall be absolute and unconditional, shall not be deemed to constitute a contract or part of a contract between the Company (or an Affiliate) and any employee or other person, nor shall it be deemed to give any employee the right to be retained for any specified period of time in the employ of the Company (or an Affiliate) or to interfere with the right of the Company (or an Affiliate) to discharge or retire any employee at any time, nor shall this Supplemental Plan interfere with the right of the Company (or an Affiliate) to establish the terms and conditions of employment of any employee.

                                  ARTICLE XVI

                                Indemnification
                                ---------------

     The Company shall defend, indemnify and hold harmless the Officers and Directors of the Company acting in their capacity as such (and not as Participants herein) from any and all claims, expenses and liabilities arising out of their actions or failure to act hereunder, excluding fraud or willful misconduct.


                                 ARTICLE XVII

                            Claim Review Procedure
                            ----------------------

     Benefits will be provided to each Participant or beneficiary as specified in this Supplemental Plan. If such person (a "Claimant") believes that he has not been provided with benefits due under this Supplemental Plan, then he may file a request for review under this procedure with the Company's Vice President of Human Resources or Chief Financial Officer, as the Claimant may elect, within ninety (90) days after the date he should have received such benefits. If the Claimant files such a request with the Company's Vice President of Human Resources or Chief Financial Officer and that claim is denied, in whole or in part, then, within thirty (30) calendar days after making that request, the Company's officer with whom the Claimant shall have filed a request for review shall notify the Claimant of the specific reasons for the denial with specific references to pertinent Supplemental Plan provisions on which the denial is based. At that time the Claimant will be advised of his right to appeal that determination and given a description of any additional material or information necessary for the Claimant to perfect an appeal, an explanation of why such material or information is necessary, and an explanation of the Supplemental Plan's review and appeal procedure.

     A Claimant may appeal from a denial by submitting a written statement to the Plan Appeal Committee within sixty-five (65) calendar days after receiving the notice of denial:

     (a)  requesting a review by the Plan Appeal Committee of the claim;

     (b) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

     (c) setting forth any issues or comments which the Claimant deems relevant to the claim.

     The Plan Appeal Committee shall be the Board of Directors of the Company or its Compensation Committee or any other duly authorized committee thereof, or any committee appointed by any such committee.

     The Plan Appeal Committee shall act upon an appeal within ninety (90) days or one hundred eighty (180) days in unusual circumstances, if the Plan Appeal Committee in its reasonable discretion finds that such unusual circumstances exist, after the later of its receipt of the appeal or its receipt of all additional material reasonably requested by the Plan Appeal Committee. The Plan Appeal Committee shall review the claim and all written materials submitted by the Claimant, and may require him to submit, within
(10) days of its written notice, such additional facts, documents, or other evidence as the Plan Appeal Committee in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Plan Appeal Committee shall make an independent good faith determination with respect to the Claimant's claim.

     If the Plan Appeal Committee denies a claim in whole or in part, the Committee shall give the Claimant written notice of its decision setting forth the specific reasons for the denial and specific references to the pertinent Supplemental Plan provisions on which its decision was based.


                                ARTICLE XVIII

                  Termination of Benefits and Participation
                  -----------------------------------------

     Prior, but only prior to a Change in Control, the retirement benefits payable to any Participant under this Supplemental Plan, and the participation of such Participant in this Supplemental Plan, may be terminated if in the judgment of the Chief Executive Officer, upon the advice of counsel, such Participant, directly or indirectly:

     (a) breaches any obligation to the Company under any agreement relating to assignment of inventions, disclosure of information or data, or similar matters; or

     (b) competes with the Company, or renders competitive services (as a director, officer, employee, consultant or otherwise) to, or owns more than a 5% interest in, any person or entity that competes with the Company; or

     (c) solicits, diverts or takes away any person who is an employee of the Company or advises or induces any employee to terminate his or her employment with the Company; or

     (d) solicits, diverts or takes away any person or entity that is a customer of the Company, or advises or induces any customer or potential customer not to do business with the Company; or

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


     (e) discloses to any person or entity other than the Company, or makes any use of, any information relating to the technology, know-how, products, business or data of the Company or its subsidiaries, suppliers, licensors or customers, including but not limited to the names, addresses and special requirements of the customers of the Company.

                                      14